   As filed with the Securities and Exchange Commission on January 25, 1996

                                                  Registration No. 33-18788



   _________________________________________________________________________




                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D. C. 20549




                                       ________________



                              POST-EFFECTIVE AMENDMENT NO. 1






                                           to


                                        FORM S-3

                                 REGISTRATION STATEMENT

                                           of

                                      TENNECO INC.

                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   ________________________________________________________________________

                                     DEREGISTRATION


The Registrant, Tenneco Inc., hereby removes from registration all securities
registered hereunder which remain unsold as of the date hereof.

                                          SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of January, 1996.


                                                   TENNECO INC.


                                               By    DANA G. MEAD

                                                    Dana G. Mead, Chairman and
                                                    Chief Executive Officer



 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                          Title                      DATE


   DANA G. MEAD                  Principal Executive     January 25, 1996
   Dana G. Mead                  Officer and Director



   ROBERT T. BLAKELY             Principal Financial     January 25, 1996
   Robert T. Blakely             and Accounting
                                       Officer


   Mark Andrews, W. Michael            Directors
     Blumenthal, M. Kathryn
     Eickhoff, Peter T. Flawn,
     Henry U. Harris, Jr.,
     Belton K. Johnson, John B.
     McCoy, Joseph J. Sisco,
     William L. Weiss, Clifton
     R. Wharton, Jr.



   By    M. W. MEYER                                           January 25, 1996





         Attorney-in-fact
